Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of            , 20   by and between Gener8 Maritime, Inc., a Marshall Islands corporation (the “Company”), and                (“Indemnitee”).

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) believes that highly competent persons have become more reluctant to serve publicly-held corporations as directors or officers unless they are provided with adequate protection through adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, directors and officers of corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself;

WHEREAS, the uncertainties relating to indemnification may increase the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its shareholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, Indemnitee may be entitled to indemnification pursuant to the Marshall Islands Business Corporations Act (the “BCA”) or the corporate organizational documents of the Company (the “Organizational Documents”).  The BCA and the Organizational Documents expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and directors and officers with respect to indemnification;

WHEREAS, it is reasonable and prudent for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, Indemnitee may not be willing to serve or continue to serve as a director or officer without adequate protection, and the Company desires Indemnitee to serve or continue to serve in such capacity; and

WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.                                           Services to the Company.  Subject to the following sentence, Indemnitee agrees to serve and continue to serve as a director or officer of the Company.  Indemnitee may at any time and for any reason or no reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law).  This Agreement shall not be deemed an employment contract between the Company (or any Enterprise) and Indemnitee.  Indemnitee specifically acknowledges that Indemnitee’s employment with the Company (or any Enterprise), if any, is at will, and Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written contract between Indemnitee and the Company (or any Enterprise), or, with respect to service as a director or officer of the Company, by the Organizational Documents and the BCA.  Subject to Section 14, this Agreement shall continue in force after Indemnitee has ceased to serve as a director or officer of any Enterprise.

Section 2.                                           Definitions; Interpretation.  As used in this Agreement:

(a)                                 “Company” shall include any predecessor of the Company and any constituent corporation (including any constituent of a constituent) absorbed by the Company in a consolidation or merger.

(b)                                 “Corporate Status” shall mean the status of a person who is or was a director or officer of any Enterprise as such.

(c)                                  “Enterprise” shall mean the Company or any other corporation, partnership, joint venture, trust or other enterprise, or any employee benefit plan thereof, of which Indemnitee is or was serving at the request of the Company as a director or officer.

(d)                                 “Fines” shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan or in any way connected with actions taken in furtherance of his Corporate Status.

(e)                                  If Indemnitee acted in good faith and in a manner he reasonably believed to be in the interest of any Enterprise (including the participants and beneficiaries of any employee benefit plan), he shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in Sections 3 and 4.

(f)                                   Service as a partner, trustee or member of management or similar committee of a partnership or joint venture, or as a director or officer of a corporation which is a partner, trustee or joint venturer, shall be considered service as a director or officer of the partnership, joint venture, trust or other enterprise.

(g)                                  If Indemnitee serves (i) another corporation, partnership, joint venture, trust, or other enterprise, of which a majority of the equity interests entitled to vote in the election of its directors or the equivalent is controlled by the Company, or (ii) any employee benefit plan of the Company or any entity referred to in clause (i), in any capacity, he shall be deemed to be doing so at the request of the Company.

(h)                                 Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

(i)                                     The headings of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 3.                                           Indemnity in Third-Party Proceedings.  The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, including any appeal therefrom, and including any situation that Indemnitee reasonably believes may lead to or culminate in the institution of any of the foregoing (all of the foregoing, collectively, each a “Proceeding”) (other than a Proceeding by or in the right of the Company) by reason of Indemnitee’s Corporate Status against expenses (including attorneys’ fees), costs, judgments, Fines and amounts paid in settlement actually and reasonably incurred by him (collectively, “Expenses”) in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 4.                                           Indemnity in Proceedings by or in the Right of the Company.  The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure judgment in its favor by reason of Indemnitee’s Corporate Status against Expenses actually and reasonably incurred by him or in connection with the defense or settlement of such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any Proceeding as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the Proceeding, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 5.                                           Indemnification for Expenses When Indemnitee is Successful or When Indemnitee is Acting as a Witness.  Notwithstanding the other provisions of this Agreement, (i) to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Proceeding referred to in Sections 3 and 4, or in the defense of any claim, issue or matter therein, he shall be indemnified against all Expenses in connection therewith and (ii) to the extent Indemnitee is or may be, by reason of Indemnitee’s Corporate Status, made a witness or otherwise asked to participate in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be paid or reimbursed by the Company all Expenses in connection therewith.

Section 6.                                           Advances of Expenses.  The right to be indemnified pursuant to this Agreement shall include the right to be paid by the Company expenses incurred in defending any Proceeding (including investigations by any governmental or quasi-governmental agency and all costs, charges and expenses incurred in preparing for any threatened Proceeding) in advance of its final disposition; provided, however, that the payment of such expenses incurred by Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by Indemnitee while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of Indemnitee, to repay all amounts so advanced if it should ultimately be determined that Indemnitee is not entitled to be indemnified under this Agreement. No security shall be required for such undertaking and such undertaking shall be accepted without reference to Indemnitee’s financial ability to make repayment.

Section 7.                                           Retroactive and Future Application.  The right to indemnification conferred by Sections 3, 4 and 5 shall be retroactive to events occurring prior to the effectiveness of this Agreement and shall also apply to any future service by Indemnitee as a director or officer of any Enterprise, in each case to the fullest extent permitted by applicable law.

Section 8.                                           Election of Applicable Law.  Indemnitee may elect, to the fullest extent permitted by applicable law, to have the right to indemnification interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the Proceeding, or on the basis of the applicable law in effect at the time indemnification is sought, even if the application of such applicable law would result in greater rights to indemnification than would be provided by a contrary reading of this Agreement.  No change in applicable law shall have the effect of reducing the benefits available to Indemnitee hereunder.

Section 9.                                           Determinations With Respect to Standards of Conduct.  Any indemnification under Sections 3 and 4 (unless ordered by a court) shall be paid by the Company unless a reasonable determination is made on the basis of clear and convincing evidence (a) by the Board by a majority vote or a quorum consisting of directors who were not parties to such Proceeding, or (b) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders of the Company, that indemnification of the Indemnitee is not proper in the circumstances because he had not met the applicable standards of conduct set forth in Sections 3 and 4.

Section 10.                                    Remedies of Indemnitee.  Any indemnification under Sections 3, 4 or 5 or advance of costs, charges and expenses under Section 6 shall be made promptly, and in any event within 60 days, upon the written request of Indemnitee directed to the Secretary of the Company. The right to indemnification or advances as granted by Section 6 shall be enforceable by Indemnitee in any court of competent jurisdiction if the Company denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Indemnitee’s costs and expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Company. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6 where the required undertaking, if any, has been received by the Company) that Indemnitee has not met the standard of conduct set forth in Section 3 and 4, but the burden of proving that such standard of conduct has not been met shall be on the Company. Neither the failure of the Company (including its Board, its independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 3 or 4, nor the fact that there has been an actual determination by the Company (including its Board, its independent legal counsel and its shareholders) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

Section 11.                                    Subrogation.  In the event of any payment made by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.  The Company shall be responsible for all costs and expenses relating to any actions required to be taken by Indemnitee pursuant to this Section 11.

Section 12.                                    Exclusions.  Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification payment or advancement of expenses in connection with any claim involving Indemnitee:

(a)                                 for which payment has actually been made to or on behalf of Indemnitee under any insurance policy maintained by or on behalf of the Company or other indemnity provision obligating the Company, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision;

(b)                                 for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of state statutory law or common law, (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the purchase or sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act; or

(c)                                  except as provided in Section 10, in connection with any action, suit or proceeding (or any part of any action, suit or proceeding) initiated by Indemnitee, including any action, suit or proceeding (or any part of any action, suit or proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the action, suit or proceeding (or such part of the action, suit or proceeding) prior to its initiation or  (ii) the Company determines to provide the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

Section 13.                                    Non-exclusivity.

(a)                                 The parties hereto intend that this Agreement shall provide to the fullest extent permitted by applicable law for indemnification in excess of that expressly permitted by applicable law or the Organizational Documents, including, without limitation, any indemnification provided by a vote of shareholders, action of the Board or otherwise.

(b)                                 The rights of indemnification and to receive advancement of expenses as provided by this Agreement shall be in addition to, and shall not be deemed exclusive of, any other rights to which Indemnitee may at any time be entitled under applicable law, the Organizational Documents, any agreement, a vote of shareholders, an action of the Board or otherwise.  No amendment or modification of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee in Indemnitee’s Corporate Status prior to such amendment or modification.   To the extent that Marshall Islands law, or a change in Marshall Islands law, whether by statute or judicial decision, permits greater indemnification or advancement of expenses than would then be afforded under the Organizational Documents and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

Section 14.                                    Duration of Agreement.  This Agreement shall continue until and terminate on the later of (a) the date that Indemnitee is no longer subject to any actual or possible action, suit or proceeding in which Indemnitee is, was or becomes involved by reason of the Indemnitee’s Corporate Status (including any rights of appeal thereto and any action, suit or proceeding commenced by Indemnitee pursuant to Section 10) and (b) the date the Company has satisfied all of its obligations that arose under this Agreement prior to the date described in clause (a).  The benefits of this Agreement shall extend to the heirs and legal representatives of Indemnitee.

Section 15.                                    Savings Clause.  If this Agreement or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and above expenses with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 16.                                    Enforcement; Integration.

(a)                                 The Company acknowledges and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve and continue to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as a director or officer of the Company.

(b)                                 This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Organizational Documents and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 17.                                    Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto.  No waiver of any of the provisions of this Agreement shall be implied by the conduct of the parties.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 18.                                    Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile or other electronic transmission, with receipt of confirmation that such transmission has been received:

(a)                                 If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

(b)                                 If to the Company to

Gener8 Maritime, Inc.

299 Park Avenue, 2nd Floor

New York, NY  10171

Attention:  Secretary

or to any other address as may have been furnished to Indemnitee by the Company.

Section 19.            Applicable Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.  The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in a state or federal court located within the State of New York of the United States of America (the “New York Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the New York Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the New York Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the New York Court has been brought in an improper or inconvenient forum.

Section 20.            Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

GENER8 MARITIME, INC.

By:
Name:
Title:

INDEMNITEE

Name:
Address: